EXHIBIT 99.1

NETSOL Technologies Reports Fiscal Fourth Quarter and Full Year 2020 Financial Results

●	Company Drives Another Year of Profitability Amidst Challenging Market Conditions
●	Introduction of Global Subscription Pricing Model, Key Hires and Strong Initial Traction within Otoz Innovation Lab Provide Near-Term Catalysts
●	COVID-19 Driven Purchasing Delays Lead to Significant Pipeline of Opportunities in Fiscal 2021

CALABASAS, Calif., September 28, 2020 – NETSOL Technologies, Inc. (NASDAQ: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal fourth quarter and full year ended June 30, 2020.

Fiscal Fourth Quarter 2020 and Recent Operational Highlights

●	Introduced Software-as-a-Service (SaaS) subscription-based pricing for new and existing customers as an alternative to the traditional license model, which is now available for all cloud-based NETSOL products and services globally, including NETSOL’s flagship offering NFS Ascent®.
●	Announced the successful implementation of the Company’s first North American cloud-based NFS Ascent Contract Management System (CMS) for SCI Lease Corp, a Canadian-based national automotive leasing company.
●	Generated $800,000 in SaaS subscription revenues within the Company’s NETSOL Technologies Americas (NTA) region from contracts with new and existing customers.
●	Appointed Peter Minshall as Executive Vice President (EVP) of NTA. The EVP role will report directly to the Company CEO and is responsible for the entire NTA portion of NETSOL’s business operations.
●	Appointed industry veteran Chris Mobley as the new Head of NFS Ascent Wholesale operations in Europe with the goal of leading the rollout of NETSOL’s new, subscription-based pricing strategy, orchestrating the company’s European-focused growth plans and leading pre-sales of the company’s Wholesale operations globally.
●	In response to the economic slowdown caused by the current global pandemic, implemented a series of cost reduction initiatives and temporary salary reductions.
●	Made further advancements in certain Otoz Innovation Lab initiatives, leading to multiple discussions, demonstrations, and potential engagements with a several tier one customers in the U.S. and Asia Pacific (APAC) regions.
●	Acquired the remaining 49% stake of Virtual Lease Services (VLS), a UK-based portfolio and risk management servicing partner for business and consumer finance providers, after initially acquiring a 51% majority stake in VLS through a joint venture partnership with Investec in 2011.
●	Successfully implemented NFS Ascent Retail Platform, including Omni-Point of Sale (Omni-POS) and CMS, for a major American auto captive in China, as part of a previously announced multi-million-dollar contract.
●	Successfully implemented and launched NFS Ascent Wholesale platform with a tier-one German auto captive finance company in China as part of $30 million contract signed in September 2018.

Fiscal Fourth Quarter 2020 Financial Results

Total net revenues for the fourth quarter of fiscal 2020 were $13.6 million, compared to $17.3 million in the prior year period. The decrease in total net revenues was primarily due to a decrease in total license fees of $2.3 million and a decrease in total services revenues of $1.8 million, which was offset by an increase in total maintenance fees of $312,000.

●	Total license fees were $1.2 million, compared with $3.5 million in the prior year period.
●	Total maintenance fees were $4.7 million, compared with $4.4 million in the prior year period.
●	Total services revenues were $7.7 million, compared with $9.4 million in the prior year period.

Gross profit for the fourth quarter of fiscal 2020 was $7.0 million (or 51.8% of net revenues), compared to $8.9 million (or 51.5% of net revenues) in the fourth quarter of fiscal 2019. The increase in gross profit as a percentage of net revenues was primarily due to a decrease in cost of revenues of $1.8 million compared to the prior year period. The decrease in cost of revenues was predominantly driven by decreases in salaries and consultants, travel, and depreciation and amortization.

Operating expenses for the fourth quarter of fiscal 2020 decreased 26.4% to $5.9 million (or 43.2% of net revenues) from $8.0 million (or 46.0% of net revenues) for the fourth quarter of fiscal 2019. The decrease in operating expenses was primarily due to a decrease in selling and marketing as well as general and administrative expenses.

GAAP net income attributable to NETSOL for the fourth quarter of fiscal 2020 totaled $1.2 million or $0.10 per diluted share, compared with a net income of $3.5 million or $0.30 per diluted share in the fourth quarter of fiscal 2019.

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2020 totaled $2.0 million or $0.17 per diluted share, compared with $4.4 million or $0.38 per diluted share in the fourth quarter of fiscal 2019 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At June 30, 2020, cash and cash equivalents were $20.2 million, an increase from $17.4 million at June 30, 2019.

Full Year Fiscal 2020 Financial Results

Total net revenues for fiscal 2020 were $56.4 million, compared to $67.8 million in fiscal 2019. The decrease in total net revenues was primarily due to a decrease in total license fees of $12.2 million and a decrease in total service fees of $2.7 million, which was offset by an increase in total maintenance fees of $3.4 million.

●	Total license fees were $4.6 million, compared with $16.8 million in the prior fiscal year.
●	Total maintenance fees were $19.0 million, compared with $15.5 million in the prior fiscal year.
●	Total services revenues were $32.9 million, compared with $35.5 million in the prior fiscal year.

Gross profit for fiscal 2020 decreased to $27.0 million (or 47.8% of net revenues) from $34.9 million (or 51.4% of net revenues) for fiscal 2019. The decrease in gross profit as a percentage of net revenues was primarily due to a greater rate of decrease in total net revenues compared to the related total cost of revenues.

Operating expenses for fiscal 2020 decreased to $25.9 million (or 45.9% of net revenues) from $28.1 million (or 41.4% of net revenues) for fiscal 2019. The decrease in operating expenses was primarily due to decreases in selling and marketing expenses, salaries and wages and research and development cost, offset by an increase in general and administrative expenses.

GAAP net income attributable to NETSOL for fiscal 2020 totaled $937,000 or $0.08 per diluted share, compared with a net income of $8.6 million or $0.74 per diluted share for fiscal 2019.

Non-GAAP adjusted EBITDA for fiscal 2020 totaled $4.3 million or $0.37 per diluted share, compared with $12.9 million or $1.11 per diluted share in fiscal 2019 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Management Commentary

“While we are still working through a challenging market environment, during the fiscal fourth quarter we recorded meaningful sales milestones, drove incrementally improved results and were able to generate another year of profitability,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “We entered fiscal 2020 coming off a record top and bottom line performance and in the strongest position in our history. At that same time, we introduced a multi-pronged growth strategy designed, during regular economic conditions, to diversify and expand our total and recurring revenue streams, ultimately propelling NETSOL to its next phase of commercial prosperity. Over the past few months, we, like most businesses, were forced to adapt to a radically different working environment than we had planned. Despite these unfavorable conditions, we have continued to forge a path ahead and, in the meantime, have taken decisive actions to reduce costs, which will support our long-term sustainability.

“Looking ahead to fiscal 2021, we have many reasons for cautious optimism. We’ve made encouraging progress in expanding our sales footprint in North America and Europe, driving year-over-year growth, respectively, and have also made key leadership additions to head up both regions. Last month, we went live with the first North American customer for our subscription, cloud-based NFS Ascent offering, which we expect to leverage toward additional agreements in the future. With several COVID-19 driven purchasing delays beginning to move ahead, we also have a significant pipeline of opportunities in the coming year. As our global operations conservatively pick back up, we will look to regain the prior year’s momentum and resume our plans for a diversified, progressive growth strategy. NETSOL remains a digital-first and SaaS-focused organization, and we will continue to lead with our technology to deliver innovative ways to help our customers improve their operations today and prepare for the many, disruptive challenges of the new mobility economy.”

Sales Outlook

Ghauri continued: “While we continue to see strong traction and engagement globally for Ascent, our SaaS offering has been particularly well received in Europe and North America. Our platform is being validated with initial sales in both regions and a number of deals that are currently in our pipeline. The overall sales environment remains challenging due to the travel restrictions in place and uncertainty around the global economy, which has, in some cases, delayed our ability to close deals over the last quarters, but we are continuing to move forward.”

Conference Call

NETSOL Technologies management will hold a conference call today (September 28, 2020) at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 1-877-407-0789

International dial-in: 1-201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 12:00 p.m. Eastern time on the same day through October 12, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13710936

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of more than 1300 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

About Otoz

Otoz provides business-to-business, white-label technology solutions for new mobility. Our suite of agile and customizable mobility solutions ranges from car sharing and subscription products to AI-enabled chatbots, allowing businesses to engage consumers and facilitate the complete transaction lifecycle intelligently and digitally. Otoz technologies empower automotive companies and start-ups to launch new mobility models quickly and efficiently. The technology Otoz has developed is cloud-native and supported by artificial intelligence (AI), machine learning (ML), internet of things (IoT) and blockchain. Our technology drives utilization, while supporting robust and efficient operations.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties such as the effect of stay at home orders and social distancing imposed by COVID-19 and its resultant impact on our financials and the world economy that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

1-949-574-3860

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	June 30, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$20,166,830	$17,366,364
Accounts receivable, net of allowance of $435,611 and $192,786	10,131,752	12,332,714
Accounts receivable, net of allowance of $90,594 and $166,075 - related party	1,282,505	3,266,600
Revenues in excess of billings, net of allowance of $188,914 and $194,684	17,198,281	14,719,047
Revenues in excess of billings - related party	8,163	110,827
Other current assets	3,108,180	3,146,264
Total current assets	51,895,711	50,941,816
Revenues in excess of billings, net - long term	1,300,289	1,281,492
Convertible note receivable - related party	4,250,000	3,650,000
Property and equipment, net	11,329,631	12,096,855
Right of use of assets - operating leases	2,360,129	-
Long term investment	2,387,692	2,653,769
Other assets	41,992	23,569
Intangible assets, net	5,391,077	7,332,950
Goodwill	9,516,568	9,516,568
Total assets	$88,473,089	$87,497,019

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,680,837	$7,476,560
Current portion of loans and obligations under finance leases	9,139,561	6,905,597
Current portion of operating lease obligations	1,111,912	-
Unearned revenues	4,095,472	5,977,736
Common stock to be issued	88,324	88,324
Total current liabilities	20,116,106	20,448,217
Loans and obligations under finance leases; less current maturities	1,539,975	564,572
Operating lease obligations; less current maturities	1,339,965	-
Total liabilities	22,996,046	21,012,789
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,122,149 shares issued and 11,874,646 outstanding as of June 30, 2020 and 11,911,742 shares issued and 11,664,239 outstanding as of June 30, 2019	121,222	119,117
Additional paid-in-capital	128,677,754	127,737,999
Treasury stock (at cost, 247,503 shares and 247,503 shares as of June 30, 2020 and June 30, 2019, respectively)	(1,455,969)	(1,455,969)
Accumulated deficit	(34,269,817)	(35,206,898)
Other comprehensive loss	(34,085,047)	(33,125,006)
Total NetSol stockholders' equity	58,988,143	58,069,243
Non-controlling interest	6,488,900	8,414,987
Total stockholders' equity	65,477,043	66,484,230
Total liabilities and stockholders' equity	$88,473,089	$87,497,019

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Years
	Ended June 30,
	2020	2019
Net Revenues:
License fees	$4,564,560	$16,768,749
Maintenance fees	18,951,248	15,521,413
Services	32,555,690	34,892,290
Services - related party	300,821	636,731
Total net revenues	56,372,319	67,819,183

Cost of revenues:
Salaries and consultants	18,821,738	19,253,364
Travel	4,181,742	6,527,868
Depreciation and amortization	2,897,371	3,525,857
Other	3,508,098	3,625,478
Total cost of revenues	29,408,949	32,932,567

Gross profit	26,963,370	34,886,616

Operating expenses:
Selling and marketing	6,450,663	7,831,758
Depreciation and amortization	834,583	897,800
General and administrative	17,138,832	17,357,918
Research and development cost	1,468,954	1,971,228
Total operating expenses	25,893,032	28,058,704

Income from operations	1,070,338	6,827,912

Other income and (expenses)
Gain on sale of assets	23,103	81,455
Interest expense	(346,856)	(311,798)
Interest income	1,569,536	955,061
Gain on foreign currency exchange transactions	398,610	6,345,859
Share of net loss from equity investment	(605,864)	(841,845)
Other income	224,224	18,680
Total other income (expenses)	1,262,753	6,247,412

Net income before income taxes	2,333,091	13,075,324
Income tax provision	(1,141,068)	(1,057,784)
Net income	1,192,023	12,017,540
Non-controlling interest	(254,942)	(3,434,141)
Net income attributable to NetSol	$937,081	$8,583,399

Net income per share:
Net income per common share
Basic	$0.08	$0.74
Diluted	$0.08	$0.74

Weighted average number of shares outstanding
Basic	11,734,648	11,599,290
Diluted	11,784,414	11,621,990

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Years
	Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$1,192,023	$12,017,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,731,954	4,423,657
Provision for bad debts	184,944	474,516
Share of net loss from investment under equity method	605,864	841,845
Gain on sale of assets	(23,103)	(80,470)
Stock based compensation	808,616	1,131,013
Fair market value of stock options	-	43,612
Changes in operating assets and liabilities:
Accounts receivable	2,035,843	(1,836,962)
Accounts receivable - related party	1,957,864	(977,445)
Revenues in excess of billing	(3,252,704)	(10,764,428)
Revenues in excess of billing - related party	105,441	(122,810)
Other current assets	(132,175)	(861,128)
Accounts payable and accrued expenses	(1,399,828)	(47,819)
Unearned revenue	(1,842,313)	692,089
Net cash provided by operating activities	3,972,426	4,933,210

Cash flows from investing activities:
Purchases of property and equipment	(1,377,145)	(2,726,558)
Sales of property and equipment	106,180	1,170,878
Convertible note receivable - related party	(600,000)	(1,526,500)
Investment in associates	(94,500)	(250,000)
Purchase of subsidiary shares	(89,425)	(317,500)
Net cash used in investing activities	(2,054,890)	(3,649,680)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	-	85,000
Proceeds from exercise of subsidiary options	11,621	2,650
Purchase of treasury stock	-	(250,945)
Dividend paid by subsidiary to non-controlling interest	(1,920,618)	(566,465)
Proceeds from bank loans	4,221,203	1,227,158
Payments on finance lease obligations and loans - net	(611,913)	(480,231)
Net cash provided by financing activities	1,700,293	17,167
Effect of exchange rate changes	(817,363)	(6,023,186)
Net decrease in cash and cash equivalents	2,800,466	(4,722,489)
Cash and cash equivalents at beginning of the period	17,366,364	22,088,853
Cash and cash equivalents at end of period	$20,166,830	$17,366,364

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Year Ended	For the Year Ended
	June 30, 2020	June 30, 2019

Net Income (loss) attributable to NetSol	$937,081	$8,583,399
Non-controlling interest	254,942	3,434,141
Income taxes	1,141,068	1,057,784
Depreciation and amortization	3,731,954	4,423,657
Interest expense	346,856	311,798
Interest (income)	(1,569,536)	(955,061)
EBITDA	$4,842,365	$16,855,718
Add back:
Non-cash stock-based compensation	808,616	1,174,625
Adjusted EBITDA, gross	$5,650,981	$18,030,343
Less non-controlling interest (a)	(1,330,352)	(5,140,004)
Adjusted EBITDA, net	$4,320,629	$12,890,339

Weighted Average number of shares outstanding
Basic	11,734,648	11,599,290
Diluted	11,784,414	11,621,990

Basic adjusted EBITDA	$0.37	$1.11
Diluted adjusted EBITDA	$0.37	$1.11

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$254,942	$3,434,141
Income Taxes	223,675	351,778
Depreciation and amortization	1,060,605	1,397,613
Interest expense	100,373	99,696
Interest (income)	(391,644)	(229,802)
EBITDA	$1,247,951	$5,053,426
Add back:
Non-cash stock-based compensation	82,401	86,578
Adjusted EBITDA of non-controlling interest	$1,330,352	$5,140,004